Exhibit 3.1.6
RESTATED CKKTIFICATI OF nCOBPOMTIOM or f9107 0300 035 “ ROO&X CaXIBUUUI, LXmMTXU Under Section 807 of.the Business Corporation Law. Ws, Paul I|. Oroeeehel, being the Vioe President, and Gary p. VanGraafeiland, being the Secretary, of Kodak Caribbean, Limited, in accordance with Section §07 of the Businsas Corporation Law, do hereby oertifyt 1. The name of the corporation 1m Kodak Caribbean, Limited. It was formed under the name, Kodak Puerto Rico, Limited. fer 2. The Certificate of Incorporation was filed by the Department of State on June 6, 19S . . 3. The Certificate of Incorporation as heretofore amended is further amended as follows: (a) to amend article 2 so as to replace the purpose or purposes for which it was formed with e more moder statement. In order to effect the foregoing, article 2 is hereby amended to read as follows: “2. The purposes for which it is formed are to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Lew, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency gav other body, without such consent or approval firs Being obtained (b). tp delete article 4 with respect to the ela of h r s, (c) to amend article 5 so as to modernise the article, and renumber it article 4. ” — in order to effect the fofsgeiag, article 5 is hereby amended to read aa follows: / 4. The office of the corporation in Cam state of York is to be located in the Oommty of Maau’oe, an address to which the asttriitaTy o? State shell ms3tt of process in any mot torn or proceeding corporation which may be msrved amorn him Is Street, Koobeeter, mew Terk AC ,a earns.

(d) to delete article 6 stating that the duration of the corporation is perpetual, since the Business Corporation Law provides that the duration of a corporation is perpetual in the absence of provision to the contrary in the Certificate of Incorporation

(e) to delete article 7 relating to the number of directors.

(f) to delete article 8 relating to the names and post office addresses of the initial directors.

(g) to delete article 9 relating to the name and post office address of each subscriber and the number of shares subscribed.

(h) to delete article 10 stating the age, citizenship and residence of one or more subscribers or directors of the corporation.

(i) to renumber article 11 which designates the Secretary of State of New York as the agent of the corporation upon whom process may be served as article 5.

(j) to delete article 12 granting power to the board of directors to appoint a legal representative before any authority in Puerto Rico, since such power is part of the power of management conferred on the board of directors by law.

(k) to delete article 13 stating that a director need not be a stockholder, since the Business Corporation Law does not require a director to be a stockholder.

4. The text of the Certificate of Incorporation, as heretofore amended, is hereby restated as further amended to read as herein set forth in full:

"1. The name of the corporation is Kodak Caribbean, Limited.

2. The purposes for which it is formed are to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

3. The aggregate number of shares which the corporation shall have authority to issue is 34,500 shares of the par value of one hundred dollars ($100) per share.

4. The office of the corporation in the State of New York is to be located in the County of Monroe, and the

2

address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served upon him is 343 State Street, Rochester, New York 14650-0208.

5. The Secretary of State of the State of New York is designated as the Agent of the corporation upon whom process in any action or proceeding against it may be served."

5. These amendments and the restatement of the Certificate of Incorporation were authorized by action of the board followed by action of the holders of all outstanding shares entitled to vote.

IN WITNESS WHEREOF, Kodak Caribbean, Limited has caused this certificate to be signed by Paul R. Gruenschel, its Vice President, and Gary P. VanGraafeiland, its Secretary, this 7th day of June, 1991.

We affirm the statements contained herein as true under penalties of perjury.

KODAK CARIBBEAN, LIMITED

By [signature]
Paul R. Gruenschel
Vice President

WFG

By [signature]
Gary P. VanGraafeiland
Secretary

3

CSC 45 F9[redacted]

9704010007 69

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
KODAK CARIBBEAN, LIMITED
UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

We, the undersigned, the Vice President of Kodak Caribbean, Limited and the Secretary thereof hereby certify:

1. The name of the corporation is Kodak Caribbean, Limited.

2. The Certificate of Incorporation was filed by the Department of State on June 6, 1956.

3. Paragraph 1 of the Certificate of Incorporation which refers to the corporate name is amended to read as follows:

   "1. The name of the corporation is Kodak Americas, Ltd."

4. The amendment was authorized by action of the board followed by action of all outstanding shares entitled to vote.

IN WITNESS WHEREOF, we have subscribed this certificate this tenth day of March 1997, and we affirm that the statements contained herein are true under the penalties of perjury.

KODAK CARIBBEAN, LIMITED

By: /s/William L. Roberts
Name: William L. Roberts
Title: Vice President

By: /s/Joyce P. Haag
Name: Joyce P. Haag
Title: Secretary

1